Stockholders' Agreement

           In order to induce Burnham Corporation, a New York corporation ("Buyer"), to execute and deliver the Agreement and Plan of Merger dated as of the date hereof (as the same may hereafter be amended, the "Merger Agreement") among Buyer, Burnham Acquisition Corporation, a New Mexico corporation ("Merger Sub") and Bryan Steam Corporation, a New Mexico corporation (the "Company"), each undersigned stockholder of the Company hereby (i) covenants as set forth in the remainder of this Agreement (the "Agreement"), and (ii) irrevocably appoints Burnham Corporation, as the exclusive attorney-in-fact and proxy of such stockholder, with full power of substitution:

           (a) to attend any and every meeting (whether annual or special or both) of the stockholders of the Company, including any adjournment or postponement thereof, on behalf of such stockholder, and at each such meeting, with respect to all shares of common stock of the Company owned by such stockholder on the date hereof or acquired hereafter that are entitled to vote at each such meeting or over which such stockholder has voting power (and any and all other shares of common or preferred stock of the Company or other securities issued on or after the date hereof in respect of any such shares), including, without limitation, the shares indicated opposite such stockholder's signature at the end of this Agreement:

                (i) to vote in favor of the Merger (as such term is defined in the Merger Agreement) and to vote in favor of the adjournment of any meeting, which Buyer believes may facilitate the obtaining the approval of the Merger; and otherwise to act with respect to such shares as said attorney-in-fact and proxy (or his substitute) shall deem necessary or appropriate to cause the approval of the Merger by the necessary majority required under applicable law;

                (ii) to vote and otherwise act with respect to such shares in such a manner as said attorney-in-fact and proxy (or his substitute) shall deem proper, with respect to (x) proposals or offers (other than the Merger) relating to (1) any proposed sale, lease or other disposition of all or a substantial amount of the assets of the Company or any of its subsidiaries,
           (2) any proposed merger, consolidation or other combination of the Company or any of its subsidiaries with any other entity, (3) any sale, issuance, disposition or granting of rights in respect of the shares of the Company or of any subsidiary of the Company or (4) any other proposed action of the Company or any of its subsidiaries requiring stockholder approval that would conflict with or violate the Company's representations, covenants or obligations under the Merger Agreement, adversely affect the Company's ability to consummate the Merger or the other transactions contemplated by the Merger Agreement or otherwise impede, interfere with or discourage the Merger (each of the actions described in (1) - (4) above, an "Acquisition Proposal"), and
           (y) any procedural matters presented at any such meeting at which any action is scheduled to be taken with respect to the Merger or any Acquisition Proposal;

           (b) if no meeting of stockholders is scheduled in accordance with the Merger Agreement or if any such meeting is canceled, postponed or adjourned other than with Buyer's approval, to call a special stockholders meeting of the Company for the purpose of (i) approving the Merger or any action with respect thereto, or (ii) taking action with respect to any Acquisition Proposal; and

           (c) to waive, for the duration of this proxy and option, any and all rights such stockholder may have to exercise any rights as dissenting shareholder under Sections 53- 15-3 and 53-15-4 of the New Mexico Business Corporation Act, subject to the right to receive the consideration as specifically provided in the Merger Agreement.

           Each undersigned stockholder agrees (a) not to deposit any of such stockholder's shares of common stock of the Company into a voting trust or enter into a voting agreement with respect to such shares; (b) not to sell, transfer or otherwise dispose of or pledge or otherwise encumber, any shares of common stock of the Company, or options or warrants to purchase such shares, unless the purchaser or transferee of such shares or rights agrees in writing (a copy of which shall be delivered by such stockholder to Buyer and Merger Sub) prior to such sale, transfer or disposition to be bound by and subject to the provisions contained in this Agreement; and (c) not, in his or her capacity as stockholder, to solicit, initiate, encourage, endorse, support (including, by providing information) or participate in any discussions regarding, any Acquisition Proposal other than the Merger.

           Each undersigned stockholder affirms that this proxy is issued in connection with the Merger Agreement to facilitate the transactions contemplated thereunder and in consideration of Buyer and Merger Sub entering into the Merger Agreement and as such is coupled with an interest and is irrevocable. This proxy will terminate upon the earlier to occur of (a) the Effective Time as defined in the Merger Agreement and (b) the termination of the Merger Agreement in accordance with its terms. For purposes of this proxy, any notice of any stockholders' meeting shall be deemed delivered to the attorney-in-fact and proxy and his substitutes when delivered to Buyer in accordance with the Merger Agreement.

           By execution and delivery of this Agreement, each undersigned stockholder confirms that such stockholder has received a copy of a substantially final form of the Merger Agreement, and that all other information deemed necessary by such stockholder concerning the Merger, the Merger Agreement and the transactions contemplated thereunder or any other matters considered by such stockholder to be relevant to the stockholder's decision to execute this Agreement has been made available to such stockholder.

           All authority herein conferred or agreed to be conferred shall survive the death, insolvency, or incapacity of any undersigned stockholder and any obligation of any undersigned stockholder hereunder shall be binding upon the heirs, personal representatives, successors and assigns of such undersigned stockholder.

           This proxy revokes any and all other proxies heretofore granted by each and every undersigned stockholder to vote or otherwise to act with respect to any of the shares to which this proxy relates. No undersigned stockholder will give any subsequent proxy or grant any option with respect to such shares (and such proxy or option if given will be deemed not to be effective) with respect to such shares that purports to grant authority within the scope of the authority hereby conferred.

           In order further to induce Merger Sub and Buyer to enter into the Merger Agreement, each undersigned stockholder hereby further agrees validly to tender (or cause the record owner of such shares validly to tender), and not to withdraw, pursuant to and in accordance with the terms of the Offer, not later than the tenth business day after commencement of the Offer pursuant to Section A-1.01 of the Merger Agreement and Rule 14d-2 under the Exchange Act, the number of shares of Bryan Common Stock set forth opposite such stockholder's name below (the "Existing Securities" and, together with any shares of Bryan Common Stock acquired by such stockholder (whether beneficially or of record) after the date hereof and prior to the termination of this Agreement by means of purchase, dividend, distribution, transfer, issuance, or exercise of options or other rights to acquire Bryan Common Stock (the "Securities")). If any undersigned stockholder acquires Securities after the date hereof, such stockholder shall tender (or cause the record holder to tender) such Securities on or before such tenth business day or, if later, on or before the second business day after such acquisition. Each undersigned stockholder hereby acknowledges and agrees that Merger Sub's obligation to accept for payment, purchase and pay for the Securities in the Offer, including the Securities beneficially owned by such stockholder, is subject to the terms and conditions of the Offer.

           Each undersigned stockholder hereby permits Merger Sub and Buyer to disclose in the Offer documents (and in the proxy statement, if any, applicable to the Merger) such stockholder's identity and ownership of the Securities and the content of this Agreement.

           Each undersigned stockholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it, and that any such breach would cause Buyer and Merger Sub irreparable harm. Accordingly, each undersigned stockholder agrees that in the event of any breach or threatened breach of this Agreement, Buyer and Merger Sub, in addition to any other remedies at law or in equity they may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

           The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

           Each undersigned stockholder represents and warrants that, as of the date hereof, such stockholder (a) owns personally and directly the number of shares of Bryan Common Stock (as defined in the Merger Agreement) set forth following such stockholder's name below, (b) owns such stock free and clear of all liens, security interests, encumbrances, options and other adverse interests of every kind whatsoever, and (c) may execute and deliver this Agreement, and perform its obligations hereunder, without the consent or agreement of any other person or entity.

           Each of the undersigned stockholders hereby irrevocably waives and releases any and all claims such stockholder may have as a holder of shares of the Company against any employee, officer or director of Bryan or any of its subsidiaries in respect of the conduct of such employee, officer or director in his or her capacity as such prior to consummation of the Merger.

           For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

           This Agreement will only become effective upon the execution and delivery of the Merger Agreement by Buyer, Merger Sub and the Company. Capitalized terms used and not defined herein will have the respective meanings set forth in the Merger Agreement.

           This Agreement shall be governed by the laws of the State of Indiana except that the provisions hereof with respect to the granting of proxies, the exercise of the rights granted in respect of such proxies and the associated appointment of attorneys-in-fact will be governed by the laws of the jurisdiction of incorporation of the Company.

Dated:  as of September __, 1998

                     [signature pages follow]

             STOCKHOLDERS OF BRYAN STEAM CORPORATION

                                   /s/ Robert L. Miller
                                   ---------------------------
                                   Robert Miller
                                   R.R. #2, Box 26
                                   Peru, Indiana 46970
                                   12,198    Shares of Bryan Common
                                   ----------
                                    Stock Owned


                                   /s/ Ina Mae Miller
                                   ---------------------------
                                   Ina Mae Miller
                                   R.R. #2, Box 26
                                   Peru, Indiana 46970
                                   12,199    Shares of Bryan Common
                                   ----------
                                    Stock Owned


                                   /s/ Beverly Bryan
                                   ---------------------------
                                   Beverly Bryan
                                   6299 Valley View Drive
                                   Fishers, Indiana 46038
                                   11,591    Shares of Bryan Common
                                   ----------
                                    Stock Owned


                                   Georgeanna Williams Revokable Living Trust
                                   by:/s/ Georgeanna Williams
                                   ---------------------------
                                   Georgeanna Williams, Trustee
                                   R.R., #3, Box 326A
                                   Peru, Indiana 46970
                                    5,491    Shares of Bryan Common
                                   ----------
                                    Stock Owned


                                   /s/ Lisa Lockhart
                                   ---------------------------
                                   Lisa Lockhart
                                   10778 Pine Valley Court
                                   Fishers, Indiana 46038
                                    3,060    Shares of Bryan Common
                                   ----------
                                    Stock Owned

                                   11,591 Shares of Bryan Common Stock Owned
                                   Jointly with Beverly Bryan and Kenneth
                                   Starkey

                                   /s/ Charles J. Miller
                                   ---------------------------
                                   Charles Miller
                                   516B Chinworth Court
                                   Warsaw, Indiana 46580
                                    5,492    Shares of Bryan Common
                                   ----------
                                    Stock Owned


                                   /s/ Kenneth Starkey
                                   ---------------------------
                                   Kenneth Starkey
                                   10356 Leeward Boulevard
                                   Indianapolis, Indiana 46256
                                    3,059    Shares of Bryan Common
                                   ----------
                                    Stock Owned

                                   11,591 Shares of Bryan Common Stock Owned
                                   Jointly with Beverly Bryan and Kenneth
                                   Starkey


                                   /s/ Bryan Herd - Sharon Lee Herd
                                   ---------------------------
                                   Bryan Herd and Sharon Herd
                                   1208 Glenwick Drive
                                   Logansport, Indiana 46947
                                   17,706    Shares of Bryan Common
                                   ----------
                                    Stock Owned Jointly


                                   /s/ Marilyn Malott and
                                       Paul J. Malott
                                   ---------------------------
                                   Marilyn Malott and Paul J. Malott
                                   1500 Liberty Street
                                   Logansport, Indiana 46947
                                    17,829   Shares of Bryan Common
                                   ----------
                                    Stock Owned Jointly


                                   /s/ Victor L. Herd and
                                       Kristine G. Herd
                                   ---------------------------
                                   Victor Herd and Kristine G. Herd
                                   4083 S.E. Honey Hill Lane
                                   Stuart, Florida 34997
                                   17,690    Shares of Bryan Common
                                   ----------
                                    Stock Owned Jointly

STATE OF INDIANA )
                 )SS:
COUNTY OF        )

          Before me, a Notary Public, in and for said County and State, personally appeared Robert Miller, and acknowledged the execution of the foregoing instrument, this 22nd day of September, 1998.


          Witness my hand and Notarial Seal this 22nd day of September, 1998.

                                   /s/ Debra A. Eiler
                                   ---------------------------
                                   Debra A. Eiler Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

Aug 11, 2001
-------------------------

SEAL


STATE OF INDIANA )
                 )SS:
COUNTY OF        )

          Before me, a Notary Public, in and for said County and
State, personally appeared   Ina Mae Miller, and acknowledged the
execution of the foregoing instrument, this 22nd day of September, 1998.

          Witness my hand and Notarial Seal this 22nd day of September, 1998.

                                   /s/ Debra A. Eiler
                                   ---------------------------
                                   Debra A. Eiler Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

Aug 11, 2001
-------------------------

STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Beverly Bryan, and acknowledged the execution of the foregoing instrument, this 21st day of September, 1998.

          Witness my hand and Notarial Seal this 21st day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

Aug 25, 2000
-------------------------

STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Georgeanna Williams, the Trustee of the Georgeanna Willliams Revocable Trust, who acknowledged the execution of the foregoing instrument, this 23rd day of September, 1998.

          Witness my hand and Notarial Seal this 23rd day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

August 25, 2000
-------------------------

STATE OF INDIANA )
                 )SS:
COUNTY OF        )

          Before me, a Notary Public, in and for said County and State, personally appeared Lisa Lockhart, and acknowledged the execution of the foregoing instrument, this 22nd day of September, 1998.

          Witness my hand and Notarial Seal this 22nd day of September, 1998.

                                   /s/ Denise A. Weaver
                                   ---------------------------
                                                 Notary Public

                                   residing in Hamilton County,
                                   Indiana

My Commission Expires:

9-20-02
-------------------------


STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Charles Miller, and acknowledged the execution of the foregoing instrument, this 21st day of September, 1998.

          Witness my hand and Notarial Seal this 21st day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

August 25, 2000
-------------------------

STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Kenneth Starkey, and acknowledged the execution of the foregoing instrument, this 22nd day of September, 1998.

          Witness my hand and Notarial Seal this 22nd day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

August 25, 2000
-------------------------


STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Bryan Herd, and acknowledged the execution of the foregoing instrument, this 21st day of September, 1998.

          Witness my hand and Notarial Seal this 21st day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

August 25, 2000
-------------------------

STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Marilyn Malott, and acknowledged the execution of the foregoing instrument, this 21st day of September, 1998.

          Witness my hand and Notarial Seal this 21st day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

My Commission Expires:

August 25, 2000
-------------------------


STATE OF INDIANA )
                 )SS:  Victor L. Herd
COUNTY OF Martin)

          Before me, a Notary Public, in and for said County and
State, personally appeared Victor Herd, and acknowledged the execution of the foregoing instrument, this 19 day of
September, 1998. /s/ Victor L. Herd
                 ------------------

          Witness my hand and Notarial Seal this 19th day of September, 1998.

                                   /s/ Maynard L. Long
                                   ---------------------------
                                                 Notary Public

                                   residing in Palm Beach County,
                                   Florida

My Commission Expires:       SEAL         Maynard L. Long
5-23, 2000                              Comm. No. CC 557144
-------------------------             My Comm. Exp. May 23, 2000
                                      Bonded thru Pichard Ins. Agcy.

STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Paul Malott, and acknowledged the execution of the foregoing instrument, this 21st day of September, 1998.

          Witness my hand and Notarial Seal this 21st day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

                                   SEAL

My Commission Expires:

August 25, 2000
-------------------------

STATE OF INDIANA )
                 )SS:
COUNTY OF MIAMI  )

          Before me, a Notary Public, in and for said County and State, personally appeared Sharon Herd, and acknowledged the execution of the foregoing instrument, this 21st day of September, 1998.

          Witness my hand and Notarial Seal this 21st day of September, 1998.

                                   /s/ Laura L. Fulton
                                   ---------------------------
                                                 Notary Public

                                   residing in Miami County,
                                   Indiana

                                   SEAL
My Commission Expires:

August 25, 2000
-------------------------

STATE OF FLORIDA )
                 )SS: STUART
COUNTY OF MARTIN )

          Before me, a Notary Public, in and for said County and
State, personally appeared Kristine G. Herd and acknowledged the execution of the foregoing instrument, this 23rd day of
September, 1998. /s/ Kristine G. Herd
                 --------------------

          Witness my hand and Notarial Seal this 23 day of September, 1998.

                                   /s/ Deloris Vance
                                   ---------------------------
                                                 Notary Public

                                   residing in Martin County,
                                   Florida

My Commission Expires:

9/2001
-------------------------      SEAL        DELORIS VANCE
                                        Comm. No. CC 678543
                                       My Comm. Exp. Sept 8, 2001
                                      Bonded thru Pichard Ins. Agcy.